Exhibit 99.1

VMware Reports Third Quarter 2009 Results

•	Revenue of $490 Million

•	Non-GAAP Operating Margin of 22%; GAAP Operating Margin of 5%

•	Non-GAAP Diluted EPS of $0.24; GAAP Diluted EPS of $0.09

PALO ALTO, Calif., October 21, 2009 — VMware, Inc. (NYSE: VMW), the global leader in virtualization solutions from the desktop through the datacenter to the cloud, today announced financial results for the third quarter 2009:

•	Revenues for the third quarter were $490 million, up 4% from the third quarter of 2008.

•

Non-GAAP operating income for the third quarter was $109 million, a decrease of 5% from the third quarter of 2008. GAAP operating income for the third quarter was $23 million, a decrease of 77% from the third quarter of 2008.

•

Non-GAAP net income for the third quarter was $95 million, or $0.24 per diluted share, compared to $93 million, or $0.24 per diluted share, for the third quarter of 2008. GAAP net income for the third quarter was $38 million, or $0.09 per diluted share, compared to $83 million, or $0.21 per diluted share, for the third quarter of 2008.

•

Cash and cash equivalents as of September 30, 2009 were $2.2 billion, impacted by $356 million used for the acquisition of SpringSource. Total deferred revenues were $990 million. Compared to the same period a year ago, cash increased 29% and deferred revenue increased 27%.

•

Non-GAAP operating cash flows for the quarter were $199 million, a decrease of 6% from the third quarter of 2008. GAAP operating cash flows were $199 million, a decrease of 18% from the third quarter of 2008. For the trailing twelve months ended September 30, 2009, non-GAAP operating cash flows were $898 million and GAAP operating cash flows were $975 million.

US revenues for the third quarter declined 1% to $246 million from the third quarter of 2008. International revenues for the third quarter grew 9% to $244 million from the third quarter of 2008.

Services revenues, which include software maintenance and professional services, were $250 million, an increase of 33% from the third quarter of 2008.

“In addition to achieving strong financial results in the quarter, we extended the value of our vSphere Platform with the delivery of the VMware vCenter Family of management products and the public availability of vCloud Express,” said Paul Maritz, president and chief executive officer. “VMware is well positioned to help take our customers on an evolutionary path forward, one that offers a superior platform for both private and public cloud environments. As our portfolio grows in the fourth quarter with the anticipated release of VMware View 4 for the desktop, we expect customers to increasingly turn to VMware to help them simplify IT.”

“Our solid third quarter results were driven by strength in the US Federal sector, increased transaction volumes and particularly robust growth in our maintenance renewals,” said Mark Peek, chief financial officer. “While the economic environment remains challenging, we have improved visibility into our business and believe that the next two quarters will follow seasonal patterns. We are planning fourth quarter revenues to be between $540 and $560 million, with the first quarter of 2010 down sequentially.”

Recent Strategic Announcements and Highlights

•

VMware hosted over 12,500 attendees and more than 200 sponsors, Aug. 31 through Sept. 3 at VMworld 2009 in San Francisco. As part of the leading virtualization conference, VMware secured new and expanded support from key partners including Platinum sponsors Cisco, Dell, EMC, HP, IBM, Intel, NetApp, Symantec and Wyse.

•

In September 2009, VMware announced the vCenter Family of Products, an expanded set of virtualization management solutions including significant new and enhanced offerings meant to dramatically reduce operational expenses.

•

September 1, 2009, as part of the VMware vCloud initiative, VMware announced the support of more than 1,000 leading service providers, including AT&T, SAVVIS, Terremark and Verizon Business to deliver cloud services based on VMware vSphere™.

•

September 16, 2009, VMware announced the completion of the acquisition of SpringSource. Rod Johnson, founder and chief executive officer of SpringSource, serves as General Manager of the new SpringSource division which will focus on providing developers and customers the best experience for developing modern applications.

VMware plans to host a conference call today to review its third quarter results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, employer payroll tax on employee stock transactions, acquisition related items, the net effect of the amortization and capitalization of software development costs. VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. When evaluating the performance of our individual functional groups, VMware does not consider the above-listed items that it excludes from its non-GAAP financial measures. Likewise, VMware excludes such items from its short and long-term operating plans. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) an additional basis for comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and the timing and size of exercise by employees of their stock options and of vesting in restricted stock, over which management has limited to no control, and as such does not correlate to VMware’s operation of the business.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

Acquisition related items include direct costs of acquisitions. Examples of costs directly related to an acquisition include transactions fees and due diligence costs. While we believe it is useful for investors to understand the effects of these items on our total operating expenses, these expenses vary significantly in size and amount and are unique to specific acquisitions and as such are disregarded by management when evaluating the Company’s ongoing operating results. Acquisition related items also includes the gain on the Company’s initial investment in SpringSource Global, Inc., which was remeasured to fair value immediately before the Company’s acquisition of SpringSource. Management excludes the impact of such gains or losses on such investments when evaluating the Company’s ongoing operating results. Excluding the impact of the gain on the Company’s initial investment in SpringSource from the Company’s operating results is also important to facilitate comparisons to prior periods.

•

The amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and the timing of when products are made generally available. VMware believes that by removing the variance in operating results caused by the net effect of the amortization and capitalization of software development costs, the non-GAAP presentation provides investors and others with a basis similar to that used by management for comparing the level of ongoing research and development expenses and related operational trends across accounting periods.

In addition we provide measures of non-GAAP operating cash flows for the quarter and the trailing twelve month periods ending September 30, 2009 and 2008. Our definition of non-GAAP operating cash flows excludes the effects of capitalized software development costs and excess tax benefits related to stock-based compensation. VMware uses non-GAAP operating cash flows, among other measures, to evaluate the ability of our operations to generate cash. We exclude the capitalization of software under generally accepted accounting guidance from our non-GAAP operating cash flows to reflect management’s perspective in assessing our operating results. If we did not capitalize costs under generally accepted accounting guidance, our GAAP operating cash flows would be lower as a result of additional expense recognized within net income and paid out in cash during the period. In addition, we account for share-based compensation under generally accepted accounting guidance, which requires that we report the excess income tax benefit from share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of non-GAAP operating cash flows in order to generally classify cash flows arising from income taxes as operating cash flows. Management believes that information regarding non-GAAP operating cash flows provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, fund ongoing operations and to fund capital expenditures. Additionally, as non-GAAP operating cash flow is not a measure of liquidity calculated in accordance with GAAP, non-GAAP operating cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, acquisition related items and the net effect of the amortization and capitalization of software development costs. do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher. Payment of employer payroll taxes on stock-based compensation is also a cash expense for VMware and impacts the Company’s cash position. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. A limitation of non-GAAP operating cash flows is that it cannot be combined with GAAP cash flows from investing and financing activities to yield the total increase or decrease in the cash balance for the periods reported. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the

Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for the fourth quarter of 2009 and the first quarter of 2010, expectations for information technology spending, customer adoption of our technology platform, the superiority of our technology platform, the timing of new product releases and updates, and deployment of our products by customers. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (viii) changes to product development timelines; (ix) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (x) our ability to protect our proprietary technology; (xi) our ability to attract and retain highly qualified employees; and (xii) fluctuating currency exchange rates.

Ongoing uncertainty in global economic conditions including the timing and extent of recovery from the recent economic downturn poses a risk to the information technology spending as consumers and businesses may continue to defer purchases in response to tighter credit and negative financial news, which could negatively affect product demand and other related matters. Consequently, demand for VMware products could be different from VMware’s expectations due to factors including changes in business and economic conditions, including conditions in the credit market that could affect consumer confidence; customer acceptance of VMware’s and competitors’ products; changes in customer order and payment patterns; changes in the willingness of customers to enter into longer term licensing and support arrangements, the ability of third party service providers to fulfill their obligations to us and the ability of our channel partners to pursue joint development and marketing initiatives with us.

These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

About VMware

VMware delivers solutions for business infrastructure virtualization that enable IT organizations to energize businesses of all sizes. With the industry leading virtualization platform – VMware vSphere™ – customers rely on VMware to reduce capital and operating expenses, improve agility, ensure business continuity, strengthen security and go green. With 2008 revenues of $1.9 billion, more than 150,000 customers and 22,000 partners, VMware is the leader in virtualization which consistently ranks as a top priority among CIOs. VMware is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

# # #

VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Melinda Marks

VMware Public Relations

mmarks@vmware.com

1-650-427-1103

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,176,161	$1,840,812
Accounts receivable, less allowance for doubtful accounts of $1,665 and $1,690	255,700	338,014
Deferred tax asset, current portion	54,810	44,573
Income taxes receivable from EMC	—	111,050
Other current assets	75,462	55,639

Total current assets	2,562,133	2,390,088
Property and equipment, net	407,739	418,212
Capitalized software development costs, net and other	161,002	134,553
Deferred tax asset, net of current portion	99,878	68,280
Intangible assets, net	98,617	56,984
Goodwill	1,113,411	771,088

Total assets	$4,442,780	$3,839,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,390	$74,708
Accrued expenses	237,607	211,519
Due to EMC, net	23,304	33,407
Income taxes payable	4,607	15,761
Deferred revenue, current portion	645,464	544,355

Total current liabilities	947,372	879,750
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	344,165	325,634
Deferred tax liability	62,954	47,825
Other liabilities	89,088	65,929

Total liabilities	1,893,579	1,769,138
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 99,798 and 90,448 shares	998	904
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	2,197,144	1,836,513
Accumulated other comprehensive income	3,026	—
Retained earnings	345,033	229,650

Total stockholders’ equity	2,549,201	2,070,067

Total liabilities and stockholders’ equity	$4,442,780	$3,839,205

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
License	$240,271	$285,086	$725,236	$863,299
Services	249,480	187,035	690,500	503,125

	489,751	472,121	1,415,736	1,366,424
Operating expenses:
Cost of license revenues	37,529	21,535	85,741	66,033
Cost of services revenues	58,544	52,919	166,481	166,122
Research and development	133,509	85,315	360,290	318,698
Sales and marketing	185,222	167,914	506,787	475,478
General and administrative	51,711	43,418	148,299	129,682

Operating income	23,236	101,020	148,138	210,411
Investment income	1,621	7,654	7,179	21,968
Interest expense with EMC, net	(1,319)	(3,823)	(5,992)	(13,221)
Other income (expense), net	8,336	(1,321)	6,887	(497)

Income before income taxes	31,874	103,530	156,212	218,661
Income tax provision (benefit)	(6,345)	20,242	15,523	39,982

Net income	$38,219	$83,288	$140,689	$178,679

Net income per weighted-average share, basic for Class A and Class B	$0.10	$0.21	$0.36	$0.47

Net income per weighted-average share, diluted for Class A and Class B	$0.09	$0.21	$0.35	$0.45

Weighted-average shares, basic for Class A and Class B	396,366	387,621	392,712	383,876
Weighted-average shares, diluted for Class A and Class B	402,888	394,232	397,433	397,093

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$38,219	$83,288	$140,689	$178,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,420	40,644	141,730	117,537
Stock-based compensation, excluding amounts capitalized	62,352	35,317	163,623	119,550
Excess tax benefits from stock-based compensation	(8,365)	(5,844)	(12,838)	(85,271)
Gain on acquisition	(5,859)	—	(5,859)	—
Other	2,606	1,242	3,240	2,300
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,091	20,803	85,782	(3,483)
Other assets	(8,820)	(2,369)	(7,924)	(15,650)
Due to/from EMC, net	(5,645)	2,904	(15,056)	43,190
Accounts payable	(2,203)	7,629	(30,585)	(7,946)
Accrued expenses	20,404	(18,058)	34,292	(17,569)
Income taxes receivable from EMC	20,028	10,450	107,927	(97,064)
Income taxes payable	(9,840)	17,563	11,270	28,069
Deferred income taxes, net	(11,596)	(8,876)	(26,195)	37,843
Deferred revenue	47,574	58,812	111,829	227,134

Net cash provided by operating activities	199,366	243,505	701,925	527,319

Cash flows from investing activities:
Additions to property and equipment	(14,245)	(32,664)	(79,913)	(133,585)
Capitalized software development costs	(8,844)	(37,961)	(53,524)	(53,895)
Purchase of investments	(5,720)	—	(31,465)	(1,750)
Business acquisitions, net of cash acquired	(356,278)	(57,363)	(356,278)	(90,652)
Decrease in restricted cash	—	—	549	896

Net cash used in investing activities	(385,087)	(127,988)	(520,631)	(278,986)

Cash flows from financing activities:
Proceeds from issuance of common stock	84,917	34,090	166,523	167,417
Excess tax benefits from stock-based compensation	8,365	5,844	12,838	85,271
Shares repurchased for tax withholdings on vesting of restricted stock	(7,060)	(4,339)	(25,306)	(40,817)

Net cash provided by financing activities	86,222	35,595	154,055	211,871

Net increase (decrease) in cash and cash equivalents	(99,499)	151,112	335,349	460,204
Cash and cash equivalents at beginning of the period	2,275,660	1,540,260	1,840,812	1,231,168

Cash and cash equivalents at end of the period	$2,176,161	$1,691,372	$2,176,161	$1,691,372

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$37,529	$(330)	$(6)	$(2,893)	—	$(27,030)	—	$7,270
Cost of services revenues	$58,544	(4,003)	(26)	—	—	—	—	$54,515
Research and development	$133,509	(34,250)	(452)	(40)	—	10,597	(1,753)	$107,611
Sales and marketing	$185,222	(15,763)	(183)	(388)	—	—	—	$168,888
General and administrative	$51,711	(8,006)	(105)	(126)	(773)	—	—	$42,701

Operating income	$23,236	62,352	772	3,447	773	16,433	1,753	$108,766

Other income, net	$8,336	—	—	—	(5,859)	—	—	$2,477

Income before income taxes	$31,874	62,352	772	3,447	(5,086)	16,433	1,753	$111,545

Income tax provision (benefit)	$(6,345)	13,923	279	1,133	—	6,937	469	$16,396

Quarterly tax rate	-19.9%							14.7%

Net income	$38,219	48,429	493	2,314	(5,086)	9,496	1,284	$95,149

Net income per weighted-average share, basic for Class A and Class B	$0.10	$0.12	$0.00	$0.01	$(0.01)	$0.02	$0.00	$0.24

Net income per weighted-average share, diluted for Class A and Class B	$0.09	$0.12	$0.00	$0.01	$(0.01)	$0.03	$0.00	$0.24

Weighted-average shares, basic for Class A and Class B	396,366	396,366	396,366	396,366	396,366	396,366	396,366	396,366
Weighted-average shares, diluted for Class A and Class B	402,888	402,888	402,888	402,888	402,888	402,888	402,888	402,888

(1)	For the third quarter of 2009, VMware capitalized $10.6 million (including $1.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $27.0 million for the third quarter of 2009.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$21,535	$(264)	$(3)	$(3,529)	$(11,046)	—	$6,693
Cost of services revenues	$52,919	(3,660)	(29)	—	—	—	$49,230
Research and development	$85,315	(15,331)	(296)	—	45,788	(7,827)	$107,649
Sales and marketing	$167,914	(13,138)	(90)	(898)	—	—	$153,788
General and administrative	$43,418	(2,924)	(35)	(648)	—	—	$39,811

Operating income	$101,020	35,317	453	5,075	(34,742)	7,827	$114,950

Income before income taxes	$103,530	35,317	453	5,075	(34,742)	7,827	$117,460

Income tax provision (benefit)	$20,242	8,689	106	1,902	(8,388)	1,821	$24,372

Quarterly tax rate	19.6%						20.7%

Net income	$83,288	26,628	347	3,173	(26,354)	6,006	$93,088

Net income per weighted-average share, basic for Class A and Class B	$0.21	$0.07	$0.00	$0.01	$(0.07)	$0.02	$0.24

Net income per weighted-average share, diluted for Class A and Class B	$0.21	$0.07	$0.00	$0.01	$(0.07)	$0.02	$0.24

Weighted-average shares, basic for Class A and Class B	387,621	387,621	387,621	387,621	387,621	387,621	387,621
Weighted-average shares, diluted for Class A and Class B	394,232	394,232	394,232	394,232	394,232	394,232	394,232

(1)	For the third quarter of 2008, VMware capitalized $45.8 million (including $7.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $11.0 million for the third quarter of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$85,741	$(973)	$(11)	$(8,407)	—	$(55,311)	—	$21,039
Cost of services revenues	$166,481	(10,941)	(47)	—	—	—	—	$155,493
Research and development	$360,290	(84,587)	(1,058)	(40)	—	65,366	(11,842)	$328,129
Sales and marketing	$506,787	(42,908)	(364)	(1,204)	—	—	—	$462,311
General and administrative	$148,299	(24,214)	(282)	(374)	(773)	—	—	$122,656

Operating income	$148,138	163,623	1,762	10,025	773	(10,055)	11,842	$326,108

Other income, net	$6,887	—	—	—	(5,859)	—	—	$1,028

Income before income taxes	$156,212	163,623	1,762	10,025	(5,086)	(10,055)	11,842	$328,323

Income tax provision (benefit)	$15,523	33,706	534	3,456	—	(1,739)	2,439	$53,919

Quarterly tax rate	9.9%							16.4%

Net income	$140,689	129,917	1,228	6,569	(5,086)	(8,316)	9,403	$274,404

Net income per weighted-average share, basic for Class A and Class B	$0.36	$0.33	$0.00	$0.02	$(0.01)	$(0.02)	$0.02	$0.70

Net income per weighted-average share, diluted for Class A and Class B	$0.35	$0.33	$0.00	$0.02	$(0.01)	$(0.02)	$0.02	$0.69

Weighted-average shares, basic for Class A and Class B	392,712	392,712	392,712	392,712	392,712	392,712	392,712	392,712
Weighted-average shares, diluted for Class A and Class B	397,433	397,433	397,433	397,433	397,433	397,433	397,433	397,433

(1)	For the first nine months of 2009, VMware capitalized $65.4 million (including $11.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $55.3 million for the first nine months of 2009.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$66,033	$(803)	$(28)	$(8,133)	$(40,185)	—	$16,884
Cost of services revenues	$166,122	(10,716)	(220)	—	—	—	$155,186
Research and development	$318,698	(55,907)	(2,735)	—	65,641	(11,746)	$313,951
Sales and marketing	$475,478	(36,138)	(1,234)	(2,689)	—	—	$435,417
General and administrative	$129,682	(15,986)	(512)	(1,942)	—	—	$111,242

Operating income	$210,411	119,550	4,729	12,764	(25,456)	11,746	$333,744

Income before income taxes	$218,661	119,550	4,729	12,764	(25,456)	11,746	$341,994

Income tax provision (benefit)	$39,982	27,102	1,245	4,605	(7,497)	2,678	$68,115

Quarterly tax rate	18.3%						19.9%

Net income	$178,679	92,448	3,484	8,159	(17,959)	9,068	$273,879

Net income per weighted-average share, basic for Class A and Class B	$0.47	$0.24	$0.01	$0.02	$(0.05)	$0.02	$0.71

Net income per weighted-average share, diluted for Class A and Class B	$0.45	$0.23	$0.01	$0.02	$(0.04)	$0.02	$0.69

Weighted-average shares, basic for Class A and Class B	383,876	383,876	383,876	383,876	383,876	383,876	383,876
Weighted-average shares, diluted for Class A and Class B	397,093	397,093	397,093	397,093	397,093	397,093	397,093

(1)	For the first nine months of 2008, VMware capitalized $65.6 million (including $11.7 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $40.2 million for the first nine months of 2008.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months September 30,		For the Nine Months September 30,
	2009	2008	2009	2008
Revenues:
License	$240,271	$285,086	$725,236	$863,299
Services:
Software maintenance	212,818	147,310	577,553	395,415
Professional services	36,662	39,725	112,947	107,710

Total services	249,480	187,035	690,500	503,125

	$489,751	$472,121	$1,415,736	$1,366,424

Percentage of revenues:
License	49.1%	60.4%	51.2%	63.2%
Services:
Software maintenance	43.4%	31.2%	40.8%	28.9%
Professional services	7.5%	8.4%	8.0%	7.9%

Total services	50.9%	39.6%	48.8%	36.8%

	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP CASH FLOWS

FROM OPERATING ACTIVITIES

For the Three Months Ended September 30, 2009 and 2008

(in thousands)

(unaudited)

	For the Three Months Ended September 30,
	2009	2008
GAAP cash flows from operating activities	$199,366	$243,505
Capitalized software development costs	(8,844)	(37,961)
Excess tax benefits from stock-based compensation	8,365	5,844

Non-GAAP cash flows from operating activities	$198,887	$211,388

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP CASH FLOWS

FROM OPERATING ACTIVITIES

For the Trailing Twelve Months Ended September 30, 2009 and 2008

(in thousands)

(unaudited)

	For the Trailing Twelve Months Ended September 30,
	2009	2008
GAAP cash flows from operating activities	$974,737	$690,893
Capitalized software development costs	(90,529)	(68,772)
Excess tax benefits from stock-based compensation	13,343	85,271

Non-GAAP cash flows from operating activities	$897,551	$707,392